UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2010

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 26, 2009, Medallion Financial Corp. (the “Company”) formed a new wholly-owned New York limited liability company subsidiary, Medallion Funding LLC. On February 26, 1010, Medallion Funding Corp., a wholly-owned subsidiary of the Company, merged into Medallion Funding LLC (the “Merger”) and following the Merger, Medallion Funding LLC was the surviving entity and the successor-in-interest to Medallion Funding Corp.’s business. There is no business or operational change resulting from this corporate restructuring. For federal and state tax purposes, Medallion Funding LLC will be treated as a disregarded entity. Medallion Funding LLC will not independently file any tax return, but will be subsumed in the tax return of the Company. Medallion Funding LLC will maintain its status as a Small Business Investment Company and a regulated investment company.

In connection with the Merger, on February 26, 2010, Taxi Medallion Loan Trust II (“Trust II”), an indirect wholly-owned subsidiary of the Company, and Medallion Funding LLC, entered into a Reaffirmation Agreement (the “CNAI Reaffirmation Agreement”) under the Loan and Security Agreement, dated December 19, 2006 (the “CNAI Credit Agreement”), by and among Trust II, Citicorp North America, Inc. (“CNAI”) as Administrative Agent, Citibank N.A. as the committed institutional lender and Charta LLC. Under the CNAI Reaffirmation Agreement, Medallion Funding LLC reaffirmed all of the duties and obligations of Medallion Funding Corp. under the Servicing Agreement, dated as of December 19, 2006, among Medallion Funding Corp., Trust II, and CNAI, the Loan Sale and Contribution Agreement, dated December 19, 2006, by and between Medallion Funding Corp. and Trust II and other ancillary documents relating to the CNAI Credit Agreement.

In connection with the Merger, on February 26, 2010, Taxi Medallion Loan Trust III (“Trust III”), an indirect wholly-owned subsidiary of the Company, and Medallion Funding LLC, entered into a Reaffirmation Agreement (the “DZ Reaffirmation Agreement”) under the Loan and Security Agreement, dated December 12, 2008 (the “DZ Credit Agreement”), by and among Trust III, Autobahn Funding Company LLC as the lender and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main (“DZ Bank”) as Agent. Under the DZ Reaffirmation Agreement, Medallion Funding LLC reaffirmed all of the duties and obligations of Medallion Funding Corp. under the Servicing Agreement, dated as of December 12, 2008, by and among Trust III, Medallion Funding Corp., and DZ Bank, the Loan Sale and Contribution Agreement, dated December 12, 2008, by and between Medallion Funding Corp. and Trust III and other ancillary documents relating to the DZ Credit Agreement.

In connection with the Merger, on February 26, 2010, the Company entered into an amendment (the “Amendment”) to its existing Loan and Security Agreement, dated April 26, 2004 (the “Loan Agreement”), by and between the Company and Sterling National Bank. Under the terms of the Amendment, certain technical changes were implemented to the Loan Agreement. In addition, in connection with the Amendment, Medallion Funding LLC reaffirmed all of the duties and obligations of Medallion Funding Corp. to Sterling National Bank.

The foregoing descriptions of the CNAI Reaffirmation Agreement, the DZ Reaffirmation Agreement and the Amendment are qualified in their entirety by reference to the CNAI Reaffirmation Agreement, the DZ Reaffirmation Agreement and the Amendment which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Reaffirmation Agreement, dated as of February 26, 2010, by and among Medallion Funding LLC, Taxi Medallion Loan Trust II, Citicorp North America, Inc., in its capacity as Administrative Agent, and Wells Fargo Bank, National Association.

10.2	Reaffirmation Agreement, dated as of February 26, 2010, by and among Medallion Funding LLC, Taxi Medallion Loan Trust III, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, in its capacity as Agent, and Wells Fargo Bank, National Association.

10.3	Tenth Amendment to Loan and Security Agreement, dated as of February 26, 2010, by and between Medallion Financial Corp. and Sterling National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
	Name:	Larry D. Hall
	Title:	Chief Financial Officer

Date:	March 5, 2010

Exhibit Index

Exhibit No.	Description

10.1	Reaffirmation Agreement, dated as of February 26, 2010, by and among Medallion Funding LLC, Taxi Medallion Loan Trust II, Citicorp North America, Inc., in its capacity as Administrative Agent, and Wells Fargo Bank, National Association.

10.2	Reaffirmation Agreement, dated as of February 26, 2010, by and among Medallion Funding LLC, Taxi Medallion Loan Trust III, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, in its capacity as Agent, and Wells Fargo Bank, National Association.

10.3	Tenth Amendment to Loan and Security Agreement, dated as of February 26, 2010, by and between Medallion Financial Corp. and Sterling National Bank.